UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

RESEARCH ALLIANCE CORP. II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40221 (Commission File Number)	85-2019822 (I.R.S. Employer Identification No.)

3172 North Rainbow Blvd. #1278 Las Vegas, NV 89108 (Address of principal executive offices)	02116 (Zip Code)

(617) 778.2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RACB	The Nasdaq Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2022, Tess Cameron announced her intention to resign as a member of the Board of Directors (the “Board”) of Research Alliance Corp. II (the “Company”) and the Audit Committee of the Board, effective immediately. On the same date, the Board accepted Ms. Cameron’s resignation and appointed Clive Patience, a current member of the Board, as member of the Audit Committee effective immediately. Ms. Cameron’s resignation did not result from any disagreements with the Company on any matter relating to its operations, policies or practices. Ms. Cameron will continue in her role as Chief Financial Officer of the Company. The size of the Board is now five following Ms. Cameron’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2022

Research Alliance Corp. II

By:	/s/ Tess Cameron
Name:	Tess Cameron
Title:	Chief Financial Officer